UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022 (June 23, 2022)

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2022 (the “Closing Date”), G1 Therapeutics, Inc. (the “Company”), as borrower, and Hercules Capital, Inc. and certain of its affiliates (collectively, the “Lender”) entered into a third amendment (the “Third Amendment”) to amend that certain loan and security agreement, dated as of May 29, 2020, as amended by the First Amendment to Loan and Security Agreement, dated as of March 31, 2021 (the “First Amendment”) and the Second Amendment to Loan and Security Agreement, dated as of November 1, 2021 (the “Second Amendment”); the loan and security agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, the “Loan and Security Agreement”), under which the Lender has agreed to lend the Company up to $150.0 million, to be made available in a series of tranches, subject to specified conditions. The total loan amount outstanding is $75.0 million. The Third Amendment extends the time for drawing the Tranche 1D Advance (as defined in the Loan and Security Agreement) of up to $25.0 million from September 15, 2022 to December 31, 2022.

The Third Amendment adds a minimum cash covenant whereby the Company must maintain unrestricted cash equal to at least 50% of the outstanding debt, and such percentage shall decrease upon the Company achieving specified net product revenue of COSELA. The Third Amendment further provides for a minimum revenue covenant that, beginning August 15, 2022, with the reporting of the financial results for the second fiscal quarter ended June 30, 2022, and tested monthly, the Company must have achieved net product revenue of COSELA of at least 80% of the amounts projected in the Company’s forecast. Testing of the minimum revenue covenant shall be waived at any time in which either (a) the Company’s market capitalization exceeds $750.0 million and the Company maintains unrestricted cash equal to at least 50% of the total amounts funded, or (b) the Company maintains unrestricted cash equal to at least 100% of the total amounts funded.

The foregoing description is only a summary of certain provisions of the Third Amendment and is qualified in its entirety by reference to the Third Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022 and will be incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 23, 2022, the Company held its 2022 annual meeting of stockholders. At the meeting, the stockholders: (1) re-elected Alicia Secor to the Company’s Board of Directors as a Class II director for a term of three years to serve until the 2025 annual meeting of stockholders or until her successor is elected and qualified or until her earlier death, resignation or removal (the “Election of Director”); (2) approved, on a non-binding, advisory basis, compensation awarded or paid to the Company’s named executive officers for the fiscal year of 2021 (the “Advisory Vote on the Compensation of Our Named Executive Officers”); and (3) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Ratification of Selection of Independent Registered Public Accounting Firm”). A more complete description of these matters is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2022.

The number of votes cast in favor or against or withheld by the stockholders and, where applicable, the number of abstentions and the number of broker nonvotes on each of the foregoing matters are set forth below.

1.    Election of Director

Nominee	Shares Voted For	Shares Voted to Withhold Authority	Broker Nonvotes
Alicia Secor	14,027,485	2,797,453	9,701,867

2.    Advisory Vote on the Compensation of Our Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Nonvotes
11,555,526	3,814,714	1,454,698	9,701,867

3.    Ratification of Selection of Independent Registered Public Accounting Firm

Shares Voted For	Shares Voted Against	Shares Abstaining
26,362,769	161,543	2,493

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

By:	/s/ James Stillman Hanson
James Stillman Hanson
General Counsel

Date: June 24, 2022